                                                                     EXHIBIT 1.2


                                PRICING AGREEMENT

                                                               February 21, 2001
UBS Warburg LLC
As Representative of the several
Underwriters named in Schedule I hereto,
677 Washington Blvd.
Stamford, CT  06901

Ladies and Gentlemen:

         Newfield Exploration Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 21, 2001 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Designated Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                  Very truly yours,

                                  Newfield Exploration Company


                                  By: /s/ Terry W. Rathert
                                     -------------------------------------------
                                      Terry W. Rathert
                                      Vice President and Chief Financial Officer




Accepted as of the date hereof:

UBS Warburg LLC


By: /s/ Salvatore Gianetti III
   --------------------------------
        Salvatore Gianetti III
        Managing Director

By: /s/ Edward Massaro
   --------------------------------
        Edward Massaro
        Managing Director

On behalf of each of the Underwriters

                                   SCHEDULE I




                                                    PRINCIPAL AMOUNT OF
                                                        DESIGNATED
                                                        SECURITIES
                                                          TO BE
                                                        PURCHASED
                                                    -------------------



              UNDERWRITER
              -----------
  UBS Warburg LLC                                      $157,500,000
  Wasserstein Perella Securities, Inc.                   17,500,000
                                                       ------------
  Total                                                $175,000,000
                                                       ============

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

 7 5/8% Senior Notes due 2011

AGGREGATE PRINCIPAL AMOUNT:

 $175,000,000

PRICE TO PUBLIC:

 99.931% of the principal amount of the Designated Securities, plus accrued interest, if any, from original issuance

PURCHASE PRICE BY UNDERWRITERS:

 98.901% of the principal amount of the Designated Securities

FORM OF DESIGNATED SECURITIES:

 Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

 Federal (same day) funds

TIME OF DELIVERY:

 10 a.m. (New York City time), February 28, 2001

INDENTURE:

 Indenture dated February 28, 2001, between the Company and First Union National Bank, as Trustee

MATURITY:

 March 1, 2011

INTEREST RATE:

 7 5/8%


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

INTEREST PAYMENT DATES:

 March 1 and September 1 of each year commencing on September 1, 2001

REDEMPTION PROVISIONS:

 Make-whole at Treasuries plus 50 basis points

SINKING FUND PROVISIONS:

 No sinking fund provisions

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

 Offices of Baker Botts L.L.P., 3000 One Shell Plaza, Houston, Texas 77002

NAME AND ADDRESS OF REPRESENTATIVES:

         UBS Warburg LLC

         Address for notices:
         UBS Warburg LLC
         677 Washington Blvd.
         Stamford, CT  06901
         Attention:  Ed Massaro, Managing Director High Yield Capital Markets
         Facsimile:  203.719.5753

         with a copy to:
         UBS Warburg LLC
         677 Washington Blvd.
         Stamford, CT  06901
         Attention:  Legal Affairs (Debt)
         Facsimile:  203.719.0680

LISTING OF DESIGNATED SECURITIES:

         None

BLACKOUT PROVISIONS:

         30 days



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UNDERWRITER PROVIDED INFORMATION:

The only information provided by the Underwriters and Representatives is (i) the table of the first paragraph and (ii) the fourth and fifth paragraphs, under the caption "Underwriting" in the Prospectus Supplement

PROSPECTUS DELIVERY:

References in Sections 5(c) and 7(j) of the Underwriting Agreement to "business day" are hereby changed to "second business day"


                                      II-3